UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — June 20, 2016 (June 20, 2016)

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Canada (Jurisdiction of Incorporation)	001-13718 (Commission File Number)	98-0364441 (IRS Employer Identification No.)

745 Fifth Ave, New York, NY 10151
(Address of principal executive offices and zip code)

(646) 429-1800
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Daniel Goldberg as New Independent Director

On June 17, 2016, the Company’s Board of Directors voted to appoint Daniel Goldberg as a new director to the Board of Directors. On June 20, 2016, the Company issued a press release announcing the appointment of Mr. Goldberg as a new director.

Mr. Goldberg will join the Company’s Board as an independent director, commencing effective as of July 1, 2016, for a term extending through the date of the Company’s 2017 annual meeting of stockholders. There is no arrangement or understanding between Mr. Goldberg, and any other person pursuant to which he was appointed as a director of the Company. Mr. Goldberg is expected to be appointed as a member of the Company’s Audit Committee.

In connection with his service on the Board of Directors and consistent with the Company’s compensation arrangements for non-employee directors, Mr. Goldberg will receive an annual cash retainer of $60,000 for his service on the Board of Directors, together with meeting fees. In addition, Mr. Goldberg will be granted a restricted stock award of 5,000 Class A shares pursuant to the Company’s 2011 Stock Incentive Plan.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: June 20, 2016	MDC Partners Inc.

	By:	/s/ Mitchell Gendel Mitchell Gendel General Counsel & Corporate Secretary

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